UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation		Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code: 716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement
     On November 21, 2008 the Company terminated its Distribution Agreement for anesthetics for the human market in the United States with RxElite Holdings, Inc. (RxElite), a wholly owned subsidiary of RxElite Inc. (OTC BB:RXE.OB).
     On November 25, 2008 the Company issued a press release announcing the termination, which is attached as Exhibit 99.1 and incorporated herein by reference.
ITEM 8.01 Other Events
     On November 20, 2008, the Company issued a press release announcing a reduction of its workforce by approximately 50 positions. A copy of the press release announcing the workforce reduction is attached hereto as Exhibit 99.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1	Press Release of Minrad International, Inc, dated November 25, 2008

99.2	Press Release of Minrad International, Inc, dated November 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)
November 25, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 25, 2008

99.2	Press Release dated November 20, 2008